EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        (IN THOUSANDS, EXCEPT FOR RATIO)


                                             (Unaudited)
                                           Six Months Ended                           Fiscal Year Ended
                                     --------------------------- ----------------------------------------------------------
                                        May 31,        May 31,     November 30,   November 30,   November 30,  November 30,
                                         2004           2003           2003           2002           2001         2000
                                     ------------- ------------- --------------- -------------- -------------- ------------
Earnings before taxes on
   income                            $1,042,454     $  853,329     $1,772,269     $1,310,963     $  934,444     $1,171,523
                                     ------------- ------------- --------------- -------------- -------------- ------------
Add:  Fixed Charges

       Interest                         695,782        709,973      1,400,953      1,762,580      3,793,998      4,772,286
       Interest factor in
        rents                            17,504         17,877         36,038         37,735         33,500         32,200
                                     ------------- ------------- --------------- -------------- -------------- ------------
   Total fixed charges                  713,286        727,850      1,436,991      1,800,315      3,827,498      4,804,486
                                     ------------- ------------- --------------- -------------- -------------- ------------

Earnings before fixed charges
   and taxes on income               $1,755,740     $1,581,179     $3,209,260     $3,111,278     $4,761,942     $5,976,009
                                     ============= ============= =============== ============== ============== ============
Preferred stock dividend
   requirements                      $   21,490     $   24,286     $   48,084     $   53,142     $   59,074     $   59,264

Total combined fixed charges
   and preferred stock
   dividends                         $  734,776     $  752,136     $1,485,075     $1,853,457     $3,886,572     $4,863,750
                                     ============= ============= =============== ============== ============== ============


Ratio of earnings to fixed
   charges                                  2.5            2.2            2.2            1.7            1.2            1.2
                                     ------------- ------------- --------------- -------------- -------------- ------------

Ratio of earnings to combined
   fixed charges and
   preferred stock dividends                2.4            2.1            2.2            1.7            1.2            1.2
                                     ------------- ------------- --------------- -------------- -------------- ------------

                                   Five Months
                                      Ended      Fiscal Year Ended
                                  -------------- -----------------
                                    November 26,     June 30,
                                       1999            1999
                                  -------------- -----------------
Earnings before taxes on
   income                         $     453,592  $      1,064,108
                                  -------------  ----------------
Add:  Fixed Charges

       Interest                       1,524,046         3,344,190
       Interest factor in
        rents                            12,783            31,363
                                  -------------  ----------------
   Total fixed charges                1,536,829         3,375,553
                                  -------------  ----------------

Earnings before fixed charges
   and taxes on income            $   1,990,421  $      4,439,661
                                  =============  ================

Preferred stock dividend
   requirements                   $      25,863  $         62,340

Total combined fixed charges
   and preferred stock
   dividends                      $   1,562,692  $      3,437,893
                                  =============  ================

Ratio of earnings to fixed
   charges                                  1.3               1.3
                                  ------------- -----------------

Ratio of earnings to combined
   fixed charges and
   preferred stock dividends                1.3               1.3
                                  ------------- -----------------



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